Exhibit 5.1

Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 goodwinlaw.com +1 650 752 3100
May 27, 2025
Rocket Lab Corporation
3881 McGowen Street
Long Beach, California 90808
Re:    Securities Being Registered under Registration Statement on Form S-3
We have acted as counsel to you in connection with your filing of a Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”), originally filed by Rocket Lab USA, Inc., a Delaware corporation (the “Predecessor Registrant”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by Rocket Lab Corporation, a Delaware corporation (the “Company”) and the selling securityholders of the Company, of any combination of (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (“Warrants”), and (v) units comprised of Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
The Registration Statement was initially filed by the Predecessor Registrant on March 11, 2025 with the Securities and Exchange Commission (the “Commission”) and became effective upon filing on March 11, 2025. Reference is made to our opinion letter dated March 11, 2025 and included as Exhibit 5.1 to the initial filing of the Registration Statement. On March 11, 2025, the Predecessor Registrant filed with the Commission a Prospectus Supplement pursuant to Rule 424 under the Securities Act relating to the offering by the Predecessor Registrant of up to $500,000,000 in shares (the “ATM Offering”) of the Predecessor Registrant’s common stock, par value $0.0001 per share (the “Predecessor Registrant Common Stock”) covered by the Registration Statement. The Company became the successor to the Predecessor Registrant on May 23, 2025 for purposes of Rule 414 under the Securities Act as a result of the merger (the “Merger”) of the Predecessor Registrant with the Company’s wholly-owned subsidiary, Rocket Lab Merger Sub, Inc., a Delaware corporation ( “Merger Sub”), with the Predecessor Registrant

Rocket Lab Corporation
May 27, 2025

being the surviving corporation. Upon effectiveness of the Merger, the separate corporate existence of Merger Sub ceased, and the Predecessor Registrant became a direct, wholly owned subsidiary of the Company, and all shares of Predecessor Registrant Common Stock were automatically converted into shares of Common Stock of the Company. As a result of the Merger, the Company is filing Post-Effective Amendment No. 1 to adopt the Registration Statement as the successor registrant under paragraph (d) of Rule 414 under the Securities Act registering the continuing ATM Offering for shares of Common Stock of the Company (the “ATM Shares”). The ATM Shares are being offered and sold by the sales agents named in, and pursuant to, a distribution agreement, as amended, among the Company and such sales agents.
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
The opinions set forth below are limited to the Delaware General Corporation Law and the law of New York.
For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the ATM Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued ATM Shares that may be issued for the Minimum Price, (ii) each of the Debt Securities, Warrants and Units, and the indentures, warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (iii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, then available for issuance under the Company’s certificate of incorporation as then in effect (the “Charter”).
For purposes of the opinions set forth below, we refer to the following as the “Future Approval and Issuance” of Securities:
•with respect to the ATM Shares, the approval by the Company’s board of directors (or a duly authorized committee of the board of directors) of the issuance of the ATM Shares (the “ATM Shares Approval”) and (b) the issuance of the ATM Shares in accordance with the ATM Shares Approval and the receipt by the Company of the consideration (which shall not be less than the par value of such ATM Shares) to be paid in accordance with the ATM Shares Approval.

Rocket Lab Corporation
May 27, 2025

•with respect to any of the Securities, (a) the approval by the Company of the amount, terms and issuance of such Securities (the “Approval”) and (b) the issuance of such Securities in accordance with the Approval upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid in accordance with the Approval;
•with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law;
•with respect to Debt Securities, (a) the approval, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and
•with respect to Warrants or Units, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.
Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
1.The ATM Shares have been duly authorized and, upon Future Approval and Issuance, will be validly issued, fully paid and nonassessable
2.Upon the Future Approval and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.
3.Upon the Future Approval and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
4.Upon the Future Approval and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.
5.Upon the Future Approval and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.
6.Upon the Future Approval and Issuance of Units, such Units will be valid and binding obligations of the Company.

Rocket Lab Corporation
May 27, 2025

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.
This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).
We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP